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                                   EXHIBIT 4.2
               [Specimen of 9-3/4% Series A Cumulative Redeemable
              Preferred Shares of Beneficial Interest Certificate]

9-3/4% Series A                                                 9-3/4% Series A
Cumulative Redeemable                                     Cumulative Redeemable
  PREFERRED SHARES OF                                       PREFERRED SHARES OF
Beneficial Interest                                         Beneficial Interest
$.01 Par Value                                                   $.01 Par Value

Number                                                                   Shares
------                                                                   ------

Formed Under the Laws of       See Reverse for Important Notice on Transfer the
State of Maryland                            Restrictions and Other Information
                                                              Cusip 390752 20 2

                                GREAT LAKES REIT

     This certifies that _______________________________ is the record holder of ____________________________ fully paid and nonassessable 9-3/4% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share ("Series A Preferred Shares"), of Great Lakes REIT, a real estate investment trust formed under the laws of the State of Maryland (the "Company"), transferable on the books of the Company by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust of the Company, as amended (the "Declaration of Trust"), and the Bylaws of the Company and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     In Witness Whereof, the Company has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated:
                                Great Lakes REIT
                                   Trust Seal
                                    Maryland

Countersigned and Registered:                                /s/ Richard A. May
American Stock Transfer & Trust Company                   Chairman of the Board

Transfer Agent and Registrar                              /s/ Richard L. Rasley
                                                                      Secretary

By
Authorized Signature
                            [Reverse of Certificate]

                                IMPORTANT NOTICE

     THE COMPANY IS AUTHORIZED TO ISSUE SHARES OF BENEFICIAL INTEREST ("SHARES") OF MORE THAN ONE CLASS, CONSISTING OF COMMON SHARES AND ONE OR MORE CLASSES OF PREFERRED SHARES. THE BOARD OF TRUSTEES IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF THE PREFERRED SHARES BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED SHARES. THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY SHAREHOLDER MAKING A WRITTEN REQUEST THEREFOR, A COPY OF THE COMPANY'S DECLARATION OF TRUST AND A WRITTEN STATEMENT OF THE

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DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING
POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS WHICH THE COMPANY HAS THE AUTHORITY TO ISSUE AND, IF THE COMPANY IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF TRUSTEES TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

     THE SERIES A PREFERRED SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THESE RESTRICTIONS ARE SET FORTH IN THE DECLARATION OF TRUST AND BYLAWS OF THE COMPANY, COPIES OF WHICH WILL BE FURNISHED TO EACH SHAREHOLDER ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH COPIES MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

     The following abbreviations when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ____________ Custodian _____________
                       (Cust)                 (Minor)
under Uniform Gifts to Minors Act _________________
                                       (State)
UNIF TRF MIN ACT - ____________ Custodian (until age ________)
                      (Cust)
___________________ under Uniform Transfers to Minors Act _________________
      (Minor)                                                  (State)

Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, ________ hereby sell, assign and transfer unto_________ (Please insert Social Security or Other Identifying Number of Assignee)

___________________________________________________________(Please print or typewrite name and address, including zip code, of Assignee)

Series A Preferred Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________ Attorney to transfer the said shares on the books of the within-named Company, with full power of substitution in the premises.

Dated
      ----------------
                                     x
                                       ----------------------------------
                                                  (Signature)

                                     x
                                       ----------------------------------
                                                  (Signature)

NOTICE: The signature(s) to this Assignment must correspond with the name(s) as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed:

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By
   --------------------

The Signature(s) should be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to SEC Rule 17Ad-15.